CSFB 05-10

Group 4

Pay rules

1.

Pay pro-rata to the 4A1 and 4A2 until retired

Notes

Pxing Speed = 100 PPC  (8 CPR TO 24 CPR OVER 12 MONTHS, 24 CPR THEREAFTER)

Settlement = 10/31/05